MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302) 658-9200

(302) 658-3989 FAX

October 27, 2025

DoubleLine Funds Trust

333 South Grand Avenue, Suite 1800

Los Angeles, CA 90071

Re:

DoubleLine Funds Trust (DoubleLine Total Return Bond Fund – Class I2, DoubleLine Core Fixed Income Fund – Class I2, DoubleLine Emerging Markets Fixed Income Fund – Class I2, DoubleLine Low Duration Bond Fund – Class I2, DoubleLine Floating Rate Fund – Class I2, DoubleLine Flexible Income Fund – Class I2, DoubleLine Low Duration Emerging Markets Fixed Income Fund – Class I2, DoubleLine Long Duration Total Return Bond Fund – Class I2, DoubleLine Global Bond Fund – Class I2, DoubleLine Infrastructure Income Fund – Class I2, DoubleLine Securitized Credit Fund – Class I2, DoubleLine Emerging Markets Local Currency Bond Fund – Class I2, DoubleLine Strategic Commodity Fund – Class I2, DoubleLine Shiller Enhanced CAPE® – Class I2, and DoubleLine Shiller Enhanced International CAPE® – Class I2)

Ladies and Gentlemen:

We have acted as special Delaware counsel to DoubleLine Funds Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Class I2 Shares of beneficial interest in DoubleLine Total Return Bond Fund, a series of the Trust (“Total Return Fund”), DoubleLine Core Fixed Income Fund, a series of the Trust (“Fixed Income Fund”), DoubleLine Emerging Markets Fixed Income Fund, a series of the Trust (“Emerging Markets Fund”), DoubleLine Low Duration Bond Fund, a series of the Trust (“Low Duration Fund”), DoubleLine Floating Rate Fund, a series of the Trust (“Floating Rate Fund”), DoubleLine Flexible Income Fund, a series of the Trust (“Flexible Income Fund”), DoubleLine Low Duration Emerging Markets Fixed Income Fund, a series of the Trust (“Low Duration Emerging Markets Fund”), DoubleLine Long Duration Total Return Bond Fund, a series of the Trust (“Long Duration Fund”), DoubleLine Global Bond Fund, a series of the Trust (“Global Bond Fund”), DoubleLine Infrastructure Income Fund, a series of the Trust (“Infrastructure Fund”), DoubleLine Securitized Credit Fund, a series of the Trust (“Securitized Credit Fund”), DoubleLine

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October 27, 2025

Emerging Markets Local Currency Bond Fund, a series of the Trust (“Local Currency Fund”), DoubleLine Strategic Commodity Fund, a series of the Trust (“Strategic Commodity Fund”), DoubleLine Shiller Enhanced CAPE®, a series of the Trust (“Shiller Enhanced”), and DoubleLine Shiller Enhanced International CAPE®, a series of the Trust (“Shiller International” and together with Total Return Fund, Fixed Income Fund, Emerging Markets Fund, Low Duration Fund, Floating Rate Fund, Flexible Income Fund, Low Duration Emerging Markets Fund, Long Duration Fund, Global Bond Fund, Infrastructure Fund, Securitized Credit Fund, Local Currency Fund, Strategic Commodity Fund and Shiller Enhanced, the “Funds” and each, individually, a “Fund”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Third Amended and Restated Declaration of Trust of the Trust dated as of August 20, 2025 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-effective Amendment No. 94 to Registration Statement No. 333-164298 under the Securities Act of 1933 relating to the Class I2 Shares of the Funds on Form N-1A as filed with the Securities and Exchange Commission on October 27, 2025 (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on January 11, 2010 (the “Certificate”); the Governing Instrument; the Declaration of Trust of the Trust dated as of January 11, 2010 (the “Original Declaration”); the Second Amended and Restated Declaration of Trust of the Trust dated as of April 1, 2010 (the “Second Amended Declaration”); the Amended and Restated Declaration of Trust of the Trust dated as of March 29, 2010 (the “First Amended Declaration”); the bylaws of the Trust dated January 11, 2010 (the “Bylaws”); certain resolutions of the Trustees of the Trust relating to the establishment and designation of Class I2 Shares of each Fund adopted on August 19, 2025 (the “Resolutions”, and collectively with the Registration Statement, the Governing Instrument and the Bylaws, the “Governing Documents”); and a certificate of good standing of the Trust obtained as of a recent date from State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due adoption by the Trustees of the Resolutions) and of all instruments and other documents contemplated by the Governing Documents (or the Original Declaration, the First Amended Declaration or the Second Amended Declaration, as applicable) to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents (or the Original Declaration, the First Amended Declaration or the Second Amended Declaration, as applicable), and compliance with the other terms, conditions and requirements of the Governing Documents (or the Original Declaration, the First Amended Declaration or the Second Amended Declaration, as applicable), in connection with the issuance of Shares; (iv) that appropriate

DoubleLine Funds Trust

October 27, 2025

notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (v) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares will occur, that would cause a termination, dissolution or reorganization of the Trust under Article XI of the Governing Instrument (or Article XI of the Original Declaration, Article XI of the First Amended Declaration or Article XI of the Second Amended Declaration, as applicable); (vi) that the Trust became, or will become, within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Documents (or the Original Declaration, the First Amended Declaration and the Second Amended Declaration, as applicable) and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (viii) the taking of all appropriate action by the Trustees to establish the Funds, and the rights and preferences attributable thereto, as contemplated by the Governing Instrument; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Funds or the Class I2 Shares of the Funds. As to facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Class I2 Shares of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on the assumptions described above and our review of the above-referenced documents and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation

DoubleLine Funds Trust

October 27, 2025

to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris